
Williams
McKenzie
BEXP: 1553
BEXP: 1334
BEXP: 1947
BEXP: 2417
BEXP: 3236
BEXP: 2631
BEXP: 2323
BEXP: 2769
BEXP: 3064
BEXP: 2860
BEXP:4169
BEXP:2413
BEXP:3301
COP:1798
BEXP:2803
XTO: 1164
NFX: 1869
XTO: 1107
XTO: 1175
NFX: 1203
Triangle Active OBO Wells
Triangle Permitted OBO Wells
Triangle Acreage (Total 30,000 Net acres)
Future Operated Well Locations
SIGNIFICANT WELL
Operator/IP as reported by IHS Oil BOPD